EXHIBIT 10.86

                          SUPPLEMENTARY CONTRACT (NO.2)

This Supplementary Contract (No. 2) to the Production Sharing Contract for Block A-18 dated 21 April 1994, as amended and supplemented, (hereinafter referred to as "the Principal Contract") is made the 29 day of December 1999 by and between the MALAYSIA-THAILAND JOINT AUTHORITY (hereinafter referred to as "MTJA") an authority duly established under the Malaysia-Thailand Joint Authority Act 1990 of Malaysia and Thailand-Malaysia Joint Authority Act B.E. 2533 (1990) of the Kingdom of Thailand and the Agreement between the Government of Malaysia, and the Government of the Kingdom of Thailand on the Constitution and Other Matters Relating to the Establishment of the Malaysia-Thailand Joint Authority, dated 30 May 1990, and having its office at 27th Floor, Empire Tower, City Square Centre, 182 Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia, of the first part; and PETRONAS CARIGALI (JDA) SDN. BHD., a company duly incorporated and existing under the laws of Malaysia and having its registered office at Tower 1, PETRONAS Twin Towers, Persiaran KLCC, 50450 Kuala Lumpur, Malaysia (hereinafter referred to as "CARIGALI"), TRITON OIL COMPANY OF THAILAND, a company duly incorporated and existing under the laws of the State of Texas, United States of America, and having its registered office at 6688 North Central Expressway, Suite 1400, Dallas, Texas, 75206, United States of America, and having its local branch office at 33/95-96, 99-100 Wall Street Tower, Surawong Road, Bangrak, Bangkok 10500 Thailand, (hereinafter referred to as "TRITON"), and TRITON OIL COMPANY OF THAILAND (JDA) LIMITED, a company duly incorporated and existing under the laws of the Cayman Islands and having its statutory office in Dallas, Texas, United States of America, and having its local registered branch office at Suite 13.01, 13th Floor, Menara Tan & Tan, 207 Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia (hereinafter referred to as "TRITON JDA"), of the second part. The parties of the first and second part shall hereinafter be referred to individually as "Party" and collectively as "Parties".



WHEREAS Article 8.5(b) of the Principal Contract provides that recovery by Contractors of allowable costs expended in a Quarter for the Contract Area in relation to Petroleum Operations in respect of Natural Gas shall be allowed up to a maximum of fifty per cent (50%) of such costs;

AND WHEREAS CARIGALI, TRITON AND TRITON JDA (hereinafter referred to as the "Contractors") requested MTJA's agreement to an increase to sixty per cent (60%) in the maximum allowable cost to be recovered under Article 8.5(b) of the Principal Contract for certain costs, in relation to past cost for Petroleum Operations in Block A-18 (sunk cost) and cost for development of the Cakerawala Gas Field, expended by Contractors for the purpose of assisting the development of the Cakerawala Gas Project;

AND WHEREAS MTJA agrees to the request of the Contractors to provide for such increase in the maximum allowable cost to be recovered by Contractors to assist in the development of the Cakerawala Gas Project and thereby to amend the Principal Contract to provide for same.

NOW  THEREFORE  it  is  hereby  stipulated  and  agreed  as  follows:

1. The Parties agree that Article 8.5(b) of the Principal Contract shall be revised as follows :

"Up to a maximum of fifty per cent (50%) shall be applied in the manner herein provided for the purpose of recovery by Contractors of allowable costs expended in that Quarter for the Contract Area in relation to Petroleum Operations in respect of Natural Gas, provided, however, that a maximum of sixty per cent (60%) shall be applied only for the costs stipulated in (i) and (ii) below :

(i) All allowable costs expended by Contractors in relation to Petroleum Operations in Block A-18 in respect of Natural Gas from the Effective Date through 31 December 1997 as reported in the detailed audited accounts as of 31 December 1997, as may be amended, modified or supplemented, until such costs are fully recovered by Contractors;

(ii) All allowable costs expended by Contractors from and after 1 January 1998 in relation to capital expenditures incurred for the development of the Cakerawala Field including, without limitation, Cakerawala Booster Compression and Cakerawala Platform D as detailed in the Cakerawala Field Development Plan Update 1 approved by MTJA, as may be amended, modified or supplemented and approved by MTJA until such costs are fully recovered by Contractors;

For the avoidance of doubt, it is agreed and understood that the said facilities will not be installed simultaneously and such maximum allowable cost recovery of sixty per cent (60%) shall apply from time to time;

(iii) All detailed accounts that are required to be provided under Article 11 shall identify the allowable costs permitted under (i) and (ii) above, so that the accounts for which a maximum allowable cost recovery of sixty per cent (60%) is allowed can be easily identified and distinguished from all other allowable costs to be recovered by the Contractors for a maximum allowable cost recovery of fifty per cent (50%) and can be audited in accordance with Article 11; and

(iv)     All allowable costs pertaining to expenditures identified under (i) and
(ii) above shall be recovered first and shall be fully recovered prior to the recovery of all other allowable costs which may be recovered by the Contractors at a maximum allowable cost recovery of fifty per cent (50%) during any Quarter.

Contractors are entitled to recover all such allowable costs from the proceeds of Natural Gas sold equal to the amount of all such allowable costs in the Contract Area (but subject to Article 8.7).

If in any Quarter all such costs expended relating to Petroleum Operations in respect of Natural Gas (including amounts accumulated or carried forward from previous Quarters) exceed the maximum permitted value of fifty per cent (50%) or sixty per cent (60%) as provided above, as the case may be, of such Natural Gas sold from the Contract Area, the unrecovered excess may be carried forward to the next succeeding Quarter and added to all such allowable costs expended relating to Petroleum Operations in respect of Natural Gas for that Quarter, but provided that such costs can only be recovered for any Quarter up to a maximum of fifty per cent (50%) or sixty per cent (60%) , as the case may be, of such Natural Gas sold."

2. Except as expressly provided in this Supplementary Contract (No. 2), the Principal Contract is not otherwise waived, amended and supplemented hereby and the terms therein shall remain in full force and effect.

3. Any terms that are defined terms in the Principal Contract shall have the same meaning when used in this Supplementary Contract (No. 2) unless herein otherwise expressly provided.


IN WITNESS WHEREOF MTJA, CARIGALI, TRITON and TRITON JDA have by their respective duly authorised officers executed this Supplementary Contract (No. 2) on the day and year first herein above written.

Signed  by  :                               )
For  and  on  behalf  of                    )_____________________
MALAYSIA-THAILAND  JOINT  AUTHORITY         )
In  the  presence  of                       )
                                            )

Signed  by  :                               )
For  and  on  behalf  of                    )_____________________
PETRONAS  CARIGALI  (JDA)  SDN.  BHD.       )
In  the  presence  of                       )
                                            )

Signed  by  :                               )
For  and  on  behalf  of                    )_____________________
TRITON  OIL  COMPANY  OF  THAILAND          )
In  the  presence  of                       )
                                            )

Signed  by  :                               )
For  and  on  behalf  of                    )______________________
TRITON  OIL  COMPANY  OF  THAILAND  (JDA)   )
LIMITED                                     )
In  the  presence  of                       )
                                            )